Exhibit 3.1

Teligent, Inc. Bylaws

AMENDED AND RESTATED BYLAWS OF

TELIGENT, INC.

(the “Corporation”)

Effective: September 20, 2021

Article 1

CERTIFICATES OF STOCK

1.1            Certificated and Uncertificated Shares of Stock. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

1.2            Right to Certificate. Every holder of stock in the Corporation which is represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers, including, without limitation, the Chairman and Vice-Chairman of the Board of Directors, if any, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

1.3            Lost Certificates. Only with respect to certificated shares of stock, the Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such holder’s legal representative; to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

Article 2

MEETINGS OF STOCKHOLDERS

2.1            Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than ten days before the date of such meeting. If the Board of Directors so fixes a record date for stockholders entitled to notice of a meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

2.2            Meetings. Meetings of stockholders shall be held at such place, if any, within or without the State of Delaware, as the directors may, from time to time determine. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

2.3            Call. Special meetings of stockholders may be called at any time, but only by the chairman of the Board of Directors, the Chief Executive Officer of the Corporation (or if there is no Chief Executive Officer, then the President), or upon a resolution adopted by the affirmative vote of the Board of Directors.

2.4            Notice of Meeting. Notice of all meetings of stockholders shall be given, stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at such meeting and the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”) or these Bylaws, the notice of any meeting shall be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.5            Manner of Giving Notice. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. Notice by electronic mail shall be deemed given when directed to a stockholder’s electronic mail address unless otherwise provided by the DGCL. If a meeting is adjourned to another time or place, for not more than thirty days, and if an announcement of the adjourned time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.

2.6            Waiver of Notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7            Notice for Nominations and Proposals.

2.7.1         Annual Meetings.

(a)            Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of stockholders may be made by the Board of Directors or, as provided in this Section 2.7, by any stockholder of the Corporation entitled to vote generally in the election of directors, subject to the rights of the holders of preferred stock, if applicable. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice with respect to any annual meeting must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 60 days before or more than 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice shall set forth:

(i)             as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, (B) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination, and (C) a description of all relationships between the proposed nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation;

(ii)            as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner, (B) the class and number of shares of the Corporation which are owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (C) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting, and (D) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the Corporation’s next annual meeting of stockholders. For purposes of satisfying the requirements of clause (B) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (1) a statement from the record holder of the shares verifying the holdings of the beneficial owner and indicating the length of time the shares have been held by such beneficial owner, or (2) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares have been held.

If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

(b)            Notwithstanding anything in paragraph (a) of this Section 2.7.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased pursuant to an act of the Board of Directors and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 15 days before the latest date by which a stockholder may timely notify the Corporation of nominations or other business to be brought by a stockholder in accordance with paragraph (a) of this Section 2.7.1, a stockholder’s notice required by this Section 2.7.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

2.7.2         Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting for inclusion in the stockholder’s notice required by Section 2.7.1 of these Bylaws if such nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

2.7.3         General. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to stand for election to the Board of Directors at a meeting of stockholders, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, the Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective proposal or nomination shall be disregarded.

2.7.4         Public Announcement. For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

2.7.5         Non-Exclusivity. If the Corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to include a stockholder’s proposal in its proxy statement, such stockholder shall be deemed to have given timely notice for purposes of this Section 2.7 with respect to such proposal. Nothing in this Section 2.7 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors.

2.8            Stockholder List. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (B) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote at any meeting of stockholders.

2.9            Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting at the meeting; the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

2.10          Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate. Every proxy must be given by the stockholder or by such stockholder’s authorized officer, director or employee. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

2.11          Inspectors. The Board of Directors, in advance of any meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector or inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. In request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector or inspectors.

2.12          Quorum. Except as may be otherwise provided by law, a majority of the voting power of all the outstanding shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. If a quorum of the shares entitled to vote shall fail to be obtained at any meeting, the Chair of the meeting or the holders of a majority of the voting power represented by the shares present, in person or by proxy, may adjourn the meeting to another place, date or time by announcement to stockholders present in person at the meeting and no other notice of such place, date or time need be given.

2.13          Voting. All matters submitted to stockholder for action (other than the election of directors) shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law, the Certificate of Incorporation, these Bylaws or the rules or regulations of any stock exchange applicable to the Corporation or its securities, a larger or different vote is required, in which case such express provision shall govern. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall elect.

2.14          Stockholder Action Without a Meeting. Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic communication, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary, to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written or electronic consent shall be given to those stockholders who have not consented in writing or by electronic communication.

Article 3

DIRECTORS

3.1            Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

3.2            Qualifications and Number. The number of directors constituting the whole Board of Directors shall be fixed from time to time by action of the Board of Directors. The number of directors may be increased or decreased by action of the Board of Directors.

3.3            Resignations, Vacancies and Newly Created Directorships. Any director may resign at any time upon written or electronic notice to the Corporation. Directors who are elected at an annual meeting of stockholders, and directors who are appointed to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier, resignation or removal. Newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors, with or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

3.4            Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

3.5            Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

3.6            Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, or the President or the Secretary at the request of the Board of Directors.

3.7            Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of any special meetings shall be given at least two days prior thereto by written or electronic notice delivered personally, by overnight courier service or by electronic transmission, or at least five days prior thereto by written notice sent by mail. The time when such notice is received, if delivered personally, or when such notice is dispatched, if delivered through the mail, by overnight courier service or by electronic transmission, shall be the time of the giving of the notice. Notice need not be given to any director or to any member of a committee of directors who submits a written or electronic waiver of notice given by such director before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written or electronic waiver of notice.

3.8            Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the DGCL, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the DGCL and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3.9            Chairman of the Meeting. The Chairperson of the Board of Directors, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board of Directors, if any and if present and acting, or the President, if a director, present and acting, or any other director chosen by the Board of Directors, shall preside.

3.10          Removal of Directors. Except as may otherwise be provided by the DGCL, any director or the entire Board of Directors may be removed, with or without cause, by the holders of stock representing a majority of the voting power then entitled to vote at an election of directors.

3.11          Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation to the fullest extent permitted by the DGCL.

3.11.1       Meetings. Regular meetings of each committee shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of the members present at the meeting at which a quorum is present. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of any special meetings shall be given at least two days previously thereto by written or electronic notice delivered personally, by overnight courier service or by electronic transmission, or at least five days previously thereto by written notice sent by mail. Every such notice shall state the date, time and place of the meeting, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate. The time when such notice is received, if delivered personally, or when such notice is dispatched, if delivered through the mail, by overnight courier service or by electronic transmission, shall be the time of the giving of the notice.

3.11.2       Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of the members of a committee present at a meeting at which a quorum is present shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee, except as otherwise provided by law or by these Bylaws. The members of each committee shall act only as a committee and the individual members shall have no power as such. Actions taken at a meeting of any committee shall be reported to the Board of Directors at its next meeting following such committee meeting; provided that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report may be made to the Board of Directors at its second meeting following such committee meeting.

3.12          Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic communication, and the consent or consents are filed with the minutes of proceedings of the Board of Directors or committee.

Article 4

OFFICERS

4.1            Number. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairman or Vice-Chairman of the Board of Directors, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine, except that no person may hold the offices of President and Secretary simultaneously.

4.2            Election and Term of Office. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor shall have been chosen and qualified.

4.3            Authority and Duties. All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

Article 5

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

Article 6

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Article 7

INDEMNIFICATION

7.1            Indemnification. Subject to the terms of these Bylaws, the Corporation shall indemnify, to the full extent that it shall have power under applicable law, any person who is made or threatened to be made a party to or who is otherwise involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Notwithstanding the preceding sentence, except in the case of an action initiated in accordance with Section 7.3 of this Article 7, the Corporation shall be required to indemnify any person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors of the Corporation.

7.2            Advancement of Expenses. With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that the payment of expenses (including attorneys’ fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such person is not entitled to be indemnified for such expenses under this Article 7 or otherwise. Notwithstanding the preceding sentence, the Corporation shall be required to advance expenses to any person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors of the Corporation. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

7.3            Claims. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 7.1 and 7.2 of this Article 7 shall be contract rights. If a claim under Sections 7.1 or 7.2 of this Article 7 with respect to such rights is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation, except in the case of a claim for an advancement of expenses by an officer or director of the Corporation, in which case the applicable period shall be 30 days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

7.4            Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article 7 shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

7.5            Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 7 or otherwise.

7.6            Amendment or Repeal. Any right to indemnification or to advancement of expenses of any person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE 8

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, except for, as to each of (i) through (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, however, if (and only if) the Court of Chancery declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for all internal corporate claims unless the Corporation consents in writing to the selection of an alternative forum; provided, however, if (and only if) the U.S. District Court for the District of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) shall be the sole and exclusive forum for all internal corporate claims unless the Corporation consents in writing to the selection of an alternative forum. If any provision or provisions of this Article 8 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 8 (including, without limitation, each portion of any sentence of this Article 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. For the avoidance of doubt, this Article 8 shall not apply to actions arising under the Exchange Act or under the Securities Act of 1933, as amended.

ARTICLE 9

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation and the provisions of the DGCL, the power to amend, alter or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.